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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 9, 2000
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               (Date of Report: Date of earliest event reported)


                           PPI CAPITAL GROUP, INC.
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      (Exact name of registrant as specified in its charter)


            UTAH                     0-24641             87-0401453
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                   1661 Lakeview Circle, Ogden, Utah  84403
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 399-3632
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                              Not Applicable
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        (Former name or former address, if changed since last report)












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                              ITEM 5. OTHER EVENTS

     On March 9, 2000, the Registrant's board of directors approved the issuance of 10,910,843 shares of the Registrant's common stock to Mark A. Scharmann, the President of the Registrant, in exchange for the conversion of $109,108.43 in principle and accrued interest pursuant to the terms of a Master Promissory Note between the Registrant and Mr. Scharmann, dated May 1, 1999.

     Prior to the conversion of the Master Promissory Note, the Company had 1,869,081 shares of its common stock issued and outstanding. After giving effect to the issuance of the conversion shares to Mr. Scharmann, the Registrant had 12,779,924 shares of common stock issued and outstanding. The shares issued to Mr. Scharmann constitute restricted securities issued pursuant to section 4(2) of the Securities Act of 1933, as amended. Prior to the Master Promissory Note conversion, Mr. Scharmann owned 1,048,082 shares of the Registrant's common stock or approximately 56.1% of the issued and outstanding shares. After the issuance of the conversion shares, Mr. Scharmann now owns 93.6% of the Registrant's issued and outstanding shares of common stock.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         PPI CAPITAL GROUP, INC.



Date:     May 23, 2000                       /S/David Knudson, Vice-President